Exhibit 3.2

               Freeport-McMoRan Copper & Gold Inc.


                             By-Laws


                            ARTICLE I

Name

         The name of the corporation is Freeport-McMoRan Copper & Gold Inc.


                            ARTICLE II

Offices

         1. The location of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

         2. The corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.


                           ARTICLE III

Corporate Seal

              The corporate seal of the corporation shall have inscribed thereon the name of the corporation and the year of its creation (1987) and the words "Corporate Seal Delaware". Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.


                            ARTICLE IV

Meeting of Stockholders

         1. Meetings of the stockholders shall be held at the registered office of the corporation in the State of Delaware, or at such other place as shall be determined, from time to time, by the Board of Directors.

         2. The annual meeting of stockholders shall be held on the Monday immediately preceding the third Tuesday of April at one o'clock in the afternoon, or on such other day or at such other time as may be determined from time to time by resolution of the Board of Directors.
At each annual meeting of the stockholders they shall elect by plurality vote, by written ballot, and subject to the voting powers set forth in the Certificate of Incorporation, the successors of the class of directors whose term expires at such meeting, to hold office until the annual meeting of the stockholders held in the third year following the year of their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

         3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stock-holders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting (except as otherwise provided by statute), until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

         4. At all meetings of the stockholders, each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than six months prior to said meeting, unless such instrument provides for a longer period. All proxies shall be filed with the secretary of the meeting before being voted.

         5. At each meeting of the stockholders each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation at the record date fixed in accordance with these By-Laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-Laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

         6. Notice of each meeting of the stockholders shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         7. Subject to such rights to call special meetings of stock-holders under specified circumstances as may be granted to holders of any shares of Preferred Stock of the corporation pursuant to the provisions of Section (c) of Article FOURTH of the Certificate of Incorporation, special meetings of the stockholders may be called only by the Chairman of the Board, the Vice Chairman of the Board or the President of the corporation, or at the request in writing or by a vote of a majority of the Board of Directors, and not by any other persons. Any request for a special meeting made by the Board of Directors shall state the purpose or purposes of the proposed meeting.

         8. Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

         9. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting.

         10. At an annual meeting of the stockholders, only business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this
Section 10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 210th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this
Section 10, a stockholder seeking to have a proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

         11. Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 11.
Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 210th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in the By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         12. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                            ARTICLE V

Directors

         1. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors which may exercise all such powers and authority for and on behalf of the corporation as shall be permitted by law, the Certificate of Incorporation or these By-Laws.

         2. The directors may hold their meeting and have one or more offices, and, subject to the laws of the State of Delaware, keep the stock ledger and other books and records of the corporation outside of said State, at such place or places as they may from time to time determine.

         3. Any director may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chairman of the Board, the Vice Chairman of the Board or the President. Any such resignation shall take effect upon receipt thereof by the Board, the Chairman of the Board, the Vice Chairman of the Board or the President, as the case may be, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.


                            ARTICLE VI

Committees of Directors

         1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee, an Audit Committee, a Corporate Personnel Committee, a Nominating Committee and a Public Policy Committee, and may designate one or more other committees, each such committee to consist of one or more directors of the corporation. The Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. The Audit Committee, the Corporate Personnel Committee, the Nominating Committee, the Public Policy Committee and each such other committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board. Each committee shall report its proceedings to the Board when required.

         2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.


                           ARTICLE VII

Compensation of Directors

         The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum and expenses for attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.



                           ARTICLE VIII

Meetings of Directors; Action Without a Meeting

         1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

         2. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the Vice Chairman of the Board or by the President on at least 24 hours' notice to each director, and shall be called by the President or the Secretary on like notice on the request in writing of any director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws, the purpose or purposes of any such special meeting need not be stated in such notice.

         3. At all meetings of the Board of Directors the presence in person of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws, if a quorum shall be present the act of a majority of the directors present at any meeting shall be the act of the Board.

         4. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Any director may participate in a meeting of the Board, or of any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.


                            ARTICLE IX

Officers

         1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a General Counsel, one or more Assistant Vice Presidents, a Controller and one or more Assistant Secretaries, Assistant Treasurers or Assistant Controllers, and such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed from time to time by the Board or by the Chairman of the Board. Any number of offices may be held by the same person.

         2. Annually, the Board of Directors shall choose a Chairman of the Board from among the directors, and shall choose the remaining officers who need not be members of the Board except in the event they choose a Vice Chairman of the Board.

         3. The salaries of all officers of the corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

         4. The officers of the corporation shall hold office until their successors are respectively chosen and qualified, except that any officer may at any time resign or be removed by the Board of Directors.
If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

         5. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President. Any such resignation shall take effect upon receipt thereof by the Board, the Chairman of the Board, the Vice Chairman of the Board or the President, as the case may be, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.


                            ARTICLE X

Chairman of the Board

         The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall preside at meetings of the stockholders and of the Board of Directors. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the corporation. He shall have general supervision and direction of all of the other officers of the corporation and shall have powers and duties usually and customarily associated with the office of Chairman of the Board and the position of Chief Executive Officer.


                            ARTICLE XI

President

         The President shall be the Chief Operating Officer of the corporation, and he shall have the powers and duties usually and customarily associated with the Office of the President and the position of Chief Operating Officer. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board. The President shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders.



                           ARTICLE XII

Vice Chairman of the Board,
Executive Vice Presidents,
Senior Vice Presidents,
Vice Presidents and
Assistant Vice Presidents

         The Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents shall have such powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders and of the Board of Directors.


                           ARTICLE XIII

General Counsel, Secretary and Assistant Secretaries

         1. The General Counsel shall have the powers and duties usually and customarily associated with the position of General Counsel. He shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

         2. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

         3. The Secretary shall give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors and of committees of the Board. He shall keep in safe custody the seal of the corporation, and when authorized by the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, a Vice President or the General Counsel, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary.
He shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

         4. The Assistant Secretaries shall, in case of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board.



                           ARTICLE XIV

Treasurer and Assistant Treasurers

         1. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Chairman of the Board and the Board of Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

         2. The Assistant Treasurers shall, in case of the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board.


                            ARTICLE XV

Controller and Assistant Controllers

         1. The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation, and shall see that adequate audits thereof are currently and regularly made. He shall disburse the funds of the corporation in payment of the just obligations of the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

         2. The Assistant Controllers shall, in case of the absence of the Controller, perform the duties and exercise the powers of the Controller, and shall have such other powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board.


                           ARTICLE XVI

Agents and Representatives

         The Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or any Vice President, the General Counsel, together with the Secretary or any Assistant Secretary, are authorized and empowered in the name of and as the act and deed of the corporation, to name and appoint general and special agents, representatives, and attorneys to represent the corporation in the United States or in any foreign country, and to prescribe, limit and define the powers and duties of such agents, representatives and attorneys, and to grant, substitute, revoke, or cancel, in whole or in part, any power of attorney or other authority conferred on any such agent, representative, or attorney. All powers of attorney or other instruments which may be executed pursuant to this provision shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, or any Vice President, the General Counsel, and by the Secretary or an Assistant Secretary and the seal of the corporation shall be affixed thereto. No further authorization by the Board of Directors shall be necessary in connection with the foregoing, it being intended that this By-Law shall constitute full and complete authority by which the officers above mentioned may act for the purposes aforesaid.


                           ARTICLE XVII

Certificates of Stock

         The certificates for shares of stock of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The signature of any such officers may be facsimile if such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, then, unless the Board of Directors shall otherwise determine and cause notification thereof to be given to such transfer agent and registrar, such certificate may be issued by the corporation (and by its transfer agent) and registered by its registrar with the same effect as if he were such officer at the date of issue.


                          ARTICLE XVIII

Transfers of Stock

         1. All transfers of shares of the stock of the corporation shall be made on the books of the corporation by the registered holders of such shares in person or by their attorneys lawfully constituted in writing, or by their legal representatives.

         2. Certificates for shares of stock shall be surrendered and cancelled at the time of transfer.


                           ARTICLE XIX

Fixing Record Date

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote on any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors;
and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                            ARTICLE XX

Registered Stockholders

         The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.


                           ARTICLE XXI

Checks

         All checks, drafts and other orders for the payment of money, and all promissory notes and other evidences of the corporation shall be signed by such officer or officers or such other person or persons as may be designated by the Board of Directors or pursuant to authority granted by it.



                           ARTICLE XXII

Fiscal Year

         The fiscal year shall begin the first day of January in each year.


                          ARTICLE XXIII

Notices and Waivers

         1. Whenever by statute or by the Certificate of Incorporation or by these By-Laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may also be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the corporation, or in default of such address, to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of special meetings of the Board of Directors may also be given to any director by (i) telephone, (ii) telecopier, (iii) telex or (iv) telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinbefore provided, shall be transmitted or delivered to and accepted by an authorized telegraph or cable office.

         2. Whenever by statute or by the Certificate of Incorporation or by these By-Laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.


                           ARTICLE XXIV

Alteration of By-Laws

         These By-Laws may be altered, amended, changed or repealed by vote of the stockholders or at any meeting of the Board of Directors by the vote of a majority of the directors present or as otherwise provided by statute.



                           ARTICLE XXV

Indemnification of Corporate Personnel

         The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as provided in the Certificate of Incorporation. Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as provided in the Certificate of Incorporation. The corporation shall have power to purchase and maintain insurance on behalf of any such persons against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Certificate of Incorporation. The indemnification provisions of this
Article XXV and the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         The provisions of this Article XXV and Article EIGHTH of the Certificate of Incorporation shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any such capacity at any time while this
Article XXV and Article EIGHTH of the Certificate of Incorporation are in effect. No repeal or modification of the provisions of this Article XXV and Article EIGHTH of the Certificate of Incorporation nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the corporation then existing at the time of such repeal or modification.